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                           [Ernst & Young Letterhead]

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 23, 2001 with respect to the financial statements of EquiTrust Life Variable Account II and February 5, 2001 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-31446) and related Prospectus of EquiTrust Life Variable Account II (Flexible Premium Last Survivor Variable Life Insurance Policy) dated October 1, 2001.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
September 25, 2001